Exhibit 10.15



              THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
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            2004 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN (the "Plan")
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                            (Effective July 14, 2004)

I. Non-Employee Director Compensation
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A. Establishment of Annual Compensation

Effective July 14, 2004, compensation amounts payable to Non-Employee Directors ("Directors") of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") shall be established from time-to-time by the Board of Directors. Initially, such compensation shall take the form of a $32,000 annual retainer, plus a $1,000 attendance fee for each Board of Directors meeting attended and a $1,000 attendance fee for each Committee meeting attended, if substantial time or effort is involved. If two or more compensable meetings are held on the same day, the fee for all such additional meetings shall be limited to $500. The Company shall also pay the Chair of each Committee, except the Executive Committee Chair, an additional annual fee of $5,000. In addition, an annual grant of Company common stock equivalent to $45,000 shall be made to Directors. The amount of all Annual Compensation will be reported annually in the Proxy Statement.

B. Payment of Cash Compensation

1. Annual cash retainers and non-meeting fees shall be payable in monthly installments, with each installment payable as promptly as practicable following the last business day of the calendar month to which they apply. Such payments shall be pro-rated if Board service commences or terminates during a calendar year. Meeting fees shall be payable as promptly as practicable following the last business day of the calendar month to which they are earned.

C. Grants of Common Stock

1. The $45,000 grant of common stock shall be made on the first business day following the Annual Meeting of Stockholders, provided, however, that the first grant shall be delayed until the securities to be issued under this Plan are registered in accordance with the Securities Act of 1933, as amended.

2. The number of shares of the Company's $1.00 common stock (the "Common Stock") granted annually to each non-employee Director will be based on the closing price of the Common Stock on the New York Stock Exchange ("NYSE"), as reported in the Wall Street Journal ("WSJ") on the date of grant. Only whole shares will be granted; any remaining amounts will be paid in cash as promptly as practicable following the date of grant.


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II. Deferral of Compensation

A. Deferral Elections

1. Prior to the last day of each Plan year (the "last day of each Plan year" being defined as the day prior to the Annual Meeting of Stockholders), each Director shall be permitted to make an irrevocable deferral election for the subsequent Plan year. Such deferral election shall specify (a) the percentage of the total cash compensation (retainers and fees); and/or, (b) the percentage of the $45,000 allocated for the grant of the Common Stock that the Director wishes to defer.

B. Deferral Media

1. At the Director's election, deferrals of cash compensation (retainers and fees) may be credited to an unfunded interest bearing 10-year U.S. Treasury bond equivalent account or may be credited to a Deferred Stock Unit ("DSU") account established for this purpose.

2. Deferral of amounts allocated for grants of Company common stock shall be credited to a DSU account established for this purpose.

C. Administration of Deferral Accounts

1. Deferrals of cash compensation will be credited to a U.S. Treasury bond equivalent account and/or a DSU account, as per the Director's election, on a monthly basis. The number of DSUs credited to a DSU account each month will be based on the closing price of the Common Stock on the NYSE, as reported in the WSJ, on the first business day of that month. Only whole units will be credited; any remaining amounts will be carried in a cash sub-account until the balance therein is sufficient to buy one or more additional DSUs.

2. The number of DSUs credited to a Director's DSU account each year with respect to deferrals of amounts allocated for the annual grant of the Common Stock will be based on the closing price of the Common Stock on the NYSE, as reported in the WSJ, on the first business day following the Annual Meeting of Stockholders. Only whole units will be credited; any remaining amounts will be carried in a cash sub-account until the balance is sufficient to buy one or more additional DSUs.

3. DSU cash sub-accounts will be credited with any dividends paid. Any amounts in such DSU sub accounts will be used, when sufficient, to purchase additional whole units. Any amounts not sufficient to buy a whole unit will remain in the cash sub-account.

4. Interest will not be paid on monies held in any cash sub account.

5. If, as a result of a recapitalization of the Company, including any stock splits or dividends, the Company's Common Stock shall be changed into a greater or smaller number of shares, the number of DSUs credited to a Director's DSU account shall be appropriately adjusted on the same basis.


III. Distribution of Deferred Compensation

A. Vesting

Directors shall always be fully vested in their deferral accounts.

B. Distributions from U.S. Treasury bond equivalent accounts

The value of a U.S. Treasury bond equivalent account will be the sum of the credits and interest to the date of termination of the Director from the Board, except for termination due to death or disability, and will be paid as soon as practicable thereafter.

C. Distributions from DSU accounts

All credited DSUs held in a Director's account will be converted to the Common Stock as soon as practicable following the Director's termination from the Board, except for termination due to death or disability. Remaining amounts in the Director's cash sub-account will be distributed concurrently in cash.

D. Distributions as a result of death or disability

In the event that a Director's service on the Board terminates as a result of death or disability, the Director, or in the case of death, the beneficiary(s) designated by the Director (or failing such designation, the Director's estate), may elect to have any balance in a Director's U.S. Treasury bond account or DSU account on the date of the Director's death or disability: (i) converted to shares of the Common Stock as soon as practicable following the Director's death or disability; or, (ii) converted to cash and paid out in a lump sum as soon as practicable following the Director's death or disability. In the event of a Director's death subsequent to termination of his or her Board service, but prior to receiving all entitled distributions under the Plan, the beneficiary(s) designated by the Director (or failing such designation, the Director's estate), may elect to have any balance in a Director's U.S. Treasury bond account or DSU account: (i) converted to shares of the Common Stock as soon as practicable following the Director's death; or, (ii) converted to cash and paid out in a lump sum as soon as practicable following the Director's death.

IV. General Provisions

A. Former Directors Plans

No further awards would be made under the 1994 Stock Option Plan for Non-Employee Directors. There will also be no further awards under the Directors' Deferred Payment Plan, adopted May 1, 1996, as a result of the adoption this Plan. Amounts previously credited to the Directors' Deferred Payment Plan will continue to be administered under the provisions of that plan.

B. Assignability

No right to receive payment of deferred compensation or retirement awards shall, other than as provided for herein, be transferable or assignable by a participant except by will or laws of descent and distribution.

C. Amendment of the Plan

This Plan may be amended, suspended or terminated at any time by the Board of Directors of the Company. However, no amendment, suspension or termination of the Plan may, without the consent of a participant, alter or impair any of the rights previously granted under the Plan.

D. Plan Year

The Plan year shall be defined as a twelve month period beginning with the date of the Annual Meeting of Stockholders and ending the day prior to the following Annual Meeting of Stockholders.

E. Effective Date/Termination Date

This Plan is effective as of July 14, 2004, and shall terminate on July 13, 2014.